UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 5, 2012, United Insurance Holdings Corp. (the Company or United) filed with the Securities and Exchange Commission a Current Report on Form 8-K under Item 5.02 (the Original Report) to report that Bennett Bradford Martz was appointed as the Company's Chief Financial Officer. This Amendment No. 1 to the Original Report updates and supplements such previously reported information to include information regarding the terms of Mr. Martz's employment agreement with the Company.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information included in Item 5.02 of the Original Report is incorporated by reference into this Item 5.02.

On October 31, 2012, the Company and Mr. Martz, Chief Financial Officer, entered into an employment agreement (the Employment Agreement), to be effective as of October 1. 2012. The Employment Agreement provides that the Company will employ Mr. Martz on an at-will basis, provided that either party shall give 180 days written notice of such party's intent to terminate Mr. Martz's employment, unless the Company terminates Mr. Martz for "cause" as such term is defined in the Employment Agreement.  Pursuant to the Employment Agreement, Mr. Martz will receive an annual base salary of $225,000.  In addition, the Employment Agreement provides that Mr. Martz (1) is eligible to receive annual cash bonuses at the discretion of the Board of Directors of the Company, based on achievement of performance goals to be established by the Company's executive management team and the Board, (2) is eligible to participate in other benefits generally available to senior executives of the Company, including equity compensation plans, and (3) shall receive shares of common stock of the Company having a fair market value of at least ten percent of Mr. Martz's base salary at the time of such grant (the "Restricted Shares").  The Restricted Shares shall be granted pursuant to a Restricted Stock Agreement to be negotiated by the parties and entered into no later than 180 days from October 1, 2012, which shall provide that the Restricted Shares will vest on the anniversary of the effective date of the Restricted Stock Agreement.

The Employment Agreement provides that upon the termination of Mr. Martz's employment, he will refrain from soliciting any employee and certain former employees of the Company for two years following the termination of Mr. Martz's employment, unless such employee has not been employed by the Company for more than one year.

The foregoing does not purport to be a complete description of the Employment Agreement and is qualified by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K/A. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01(d): Listing of Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal executive officer)

Date: November 6, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between United Insurance Holdings Corp. and Bennett Bradford Martz, dated October 31. 2012 to be effective as of October 1, 2012.
99.1
Press release dated September 5, 2012, announcing the appointment of Brad Martz as CFO of United Insurance Holdings Corp. (included as Exhibit 99.1 to the form 8-K filed on September 5, 2012, and incorporated herein by reference).